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                                                                    Exhibit 99.1
                                AMENDMENT NO. 9
                                    TO THE
                          IKON OFFICE SOLUTIONS, INC.
                            RETIREMENT SAVINGS PLAN

  WHEREAS, IKON Office Solutions, Inc. ("IKON") sponsors and maintains the IKON Office Solutions, Inc. Retirement Savings Plan (the "Plan") for the benefit of certain of its employees; and

  WHEREAS, IKON now wishes to amend the Plan to provide for the allocation of qualified nonelective contributions to before-tax accounts; to reflect changes in the provisions of the plan approved by the IKON Retirement Plans Committee at a recent meeting; and to comply with certain requirements of the Internal Revenue Code of 1986, as amended;

  NOW, THEREFORE, the Plan is hereby amended as follows:

  I. Effective December 1, 1997, Section 2.1(g) is amended to provide as follows:
                (g)  Reserved.


  II. Effective December 1, 1997, Section 2.44 is amended in its entirety to provide as follows:

        2.44    "Qualified Nonelective Contributions" shall mean amounts which
                 -----------------------------------
          are contributed to the Fund by the Employer on behalf of non-highly compensated Eligible Employees; which are allocated on the basis of Compensation; which Eligible Employees may not elect to receive in cash; and which, when made, are subject to the distribution and nonforfeitability requirements of section 401(k) of the Code. As provided in Section 13.8(b), Qualified Nonelective Contributions may not be withdrawn from the Plan on account of hardship.
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III.  Effective January 1, 1997, Article III is amended by the addition of the following new Section 3.6:

     3.6        Employees with Transferred Accounts.  An Employee eligible to
                -----------------------------------
          participate in the Plan may have Accounts which have been transferred from the Unisource RSP pursuant to Section 6.9. Such an Employee shall be a Participant as of the date on which his Unisource RSP accounts are transferred to this Plan, but shall be an active Participant only if and when he elects to contribute (or is deemed to have elected to contribute) Basic Contributions in accordance with
          Section 4.1.


  IV. Effective January 1, 1998, Section 4.1(d) is amended to provide as follows:

                (d) A Participant shall cease to be an active Participant (that is, his Basic and Supplemental Contributions shall stop) as soon as he ceases to be actively employed by the Employer, even if he is receiving severance pay. Basic and Supplemental Contributions may be deducted only from Compensation and, as provided in Section 2.17, severance pay is not Compensation.



V. Effective January 1, 1998, Article IV is amended by the addition of the following new Section 4.1A:

     4.1A       Dollar Limit on Basic and Supplemental Contributions.  In any
                -----------------------------------------------------
          one taxable year, the amount of Basic and Supplemental Contributions plus any other elective deferrals (as defined in section 402(g)(3) of the Code) allocated to a Participant's accounts under this Plan and all other plans, contracts, and arrangements maintained by the Employer and all Affiliated Companies shall in no event exceed the dollar limit in effect under section 402(g) of the Code at the beginning of that taxable year ($10,000 for 1998).


VI. Effective January 1, 1998, Sections 6.8 and 6.9 are amended in their entirety to provide as follows:
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     6.8        Transfers to Unisource RSP.
                --------------------------

                (a) A Participant's Accounts shall be transferred from this Plan to the Unisource RSP if the Participant is hired or rehired by Unisource and becomes eligible to participate in the Unisource RSP during the period beginning on January 2, 1997 and ending on February 28, 1998.

                (b) The Accounts of a Participant described in Subsection (a) shall be transferred to the Unisource RSP as soon as administratively practicable after the Recordkeeper learns that the Participant has been hired or rehired by Unisource. The balance in each transferred Account or Sub-Account shall be credited to the Participant's corresponding account or sub-account under the Unisource RSP.

                (c) After a Participant's Accounts have been transferred to the Unisource RSP as described above, the Participant shall have no Accounts under this Plan and shall cease to be a Participant.

     6.9        Transfers from Unisource RSP.
                ----------------------------

                (a) An Employee eligible to participate in this Plan may have accounts under the Unisource RSP. The Employee's Unisource RSP accounts shall be transferred to this Plan if the Employee is hired or rehired by the Employer during the period beginning on January 2, 1997 and ending on February 28, 1998.

                (b) The Unisource RSP accounts of an Employee described in Subsection (a) shall be transferred to this Plan as soon as administratively practicable after the recordkeeper for the Unisource RSP is notified that the Employee has Unisource RSP accounts. The balance in each transferred account (or sub-account) shall be credited to the Employee's corresponding Account (or Sub-Account) under this Plan and the Employee shall then be a Participant in this Plan, as provided in Section 3.6.



  VII. Effective January 1, 1998, Sections 7.2(b), 7.4(a), and 7.6(a) are amended by replacing the figure "$3,500" with the figure "$5,000."

  VIII. Effective January 1, 1997, Section 8.1(a) is amended to provide as follows:

                (a) Except as provided in Subsection (b), a Participant's normal form of benefit shall be a single sum distribution.
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  IX.  Effective January 1, 1998, Section 8.8 is amended in its entirety to provide as follows:

     8.8        Cash-Outs of Small Accounts.  If a Participant's vested
                ---------------------------
          interest in his Accounts, valued in accordance with Section
          11.8 as of the date on which he terminates employment, is $3,500 or less ($5,000 or less, beginning on January 1, 1998), the vested portion of the Participant's Accounts shall be distributed in a single-sum payment, as provided in Section 9.3(a).



  X. Effective December 1, 1997, Section 9.1(e) is amended to provide as follows:

                (e) A Participant shall at all times be one hundred percent (100%) vested in his After-Tax, Before-Tax, Money Purchase, Rollover, and QMAC Accounts and in all accounts transferred from a Prior Plan.


  XI. Effective January 1, 1998, Section 9.3 is amended in its entirety to provide as follows:

     9.3        Terminated Vested Participant.
                -----------------------------

                (a) If a terminated vested Participant's vested interest in his Accounts is valued at $3,500 or less ($5,000 or less, beginning on January 1, 1998), the vested portion of his Accounts shall be distributed in a single sum payment, as follows:

                (1) The Participant shall have the right to elect a direct rollover in accordance with Section 8.9 if his distribution is an "eligible rollover distribution" (as defined in Section 8.9(c)). The Recordkeeper shall provide the Participant with a notice of his right to elect a direct rollover, and the Participant shall then have 90 days in which to elect a direct rollover.

                (2) If the Participant does not elect a direct rollover within his 90-day election period (or if his distribution is not an eligible rollover distribution), the vested portion of his Accounts shall immediately be distributed to him in a single sum payment.

                (b) If a terminated vested Participant's vested interest in his Accounts is valued at more than $3,500 (more than $5,000, beginning on January 1, 1998), the vested portion of the Accounts shall be distributed pursuant to Article VIII
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          as if the Participant had continued employment until age 62. However, the vested portion of the Participant's Accounts shall be distributed to him earlier than his 62nd birthday if he requests earlier distribution.

                (c) A distribution under Subsection (a) shall in no event be made after (1) the first day of the first period for which an amount is paid as an annuity or (2) in the case of a benefit not payable in annuity form, the first day on which all events have occurred which entitle the Participant to receive his benefit in a form other than an immediate single sum payment, unless the Participant and his Spouse (if any) consent in writing to receive an immediate single sum payment. Such consent shall be made in a form and manner similar to that described in Section 8.3A(a).



  XII. Effective January 1, 1998, Section 11.8(c) is amended to provide as follows:

                (c) If the value of a Participant's vested interest in his Accounts at the time of a distribution is more than $3,500 (more than $5,000, beginning on January 1, 1998), the value of his vested interest in those Accounts at any later time shall be deemed to be more than $3,500 (more than $5,000, beginning on January 1, 1998) for purposes of determining whether the Participant's benefit may be cashed out.



  XIII. Effective December 1, 1997, Section 13.6 is amended in its entirety to provide as follows:

     13.6       Withdrawals After Age 59 1/2.  The provisions of
                ----------------------------
          Section 13.7 notwithstanding, after a Participant has attained age 59 1/2 he may withdraw up to the total value of his Before-Tax and QMAC Accounts; provided, however, that any such withdrawal may be subject to the consent of the Participant's Spouse (as described in Section 13.11).



  XIV. Effective December 1, 1997, Section 13.8(b) is amended to provide as follows:
                (b) In the event of unusual hardship as presented in writing to, demonstrated to the satisfaction of, and specifically approved by the Administrator, a Participant may:
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                (1)  withdraw any amount from his After-Tax Account (other than
          Sub-Account C),

                (2)  withdraw any amount from his Rollover Account,

                (3) withdraw all or any portion of his vested interest in his Employer Account, and

                (4) withdraw from his Before-Tax Account an amount not greater than his Basic and Supplemental Contributions not previously withdrawn plus earnings thereon credited as of December 31, 1988. Qualified Nonelective Contributions held in the Before-Tax Account may not be withdrawn on account of hardship.



  XV. Effective December 1, 1997, Section 14.8(b) is amended to provide as follows:


                (b) The amount which is borrowed for the loan shall be allocated first from the Borrower's Before-Tax Account, then from the Borrower's After-Tax Sub-Account C, then from his Money Purchase Plan Account, then from the vested portion of his Employer Account, then from his Rollover Account, then from his remaining After-Tax Account, and finally from his QMAC Account.


  XVI. Effective December 1, 1997, Section 14.13(b)(1) is amended to provide as follows:

                (b) (1) Subsection (a) notwithstanding, in the case of a Borrower who is a Participant, the Recordkeeper shall in no event use that Borrower's Before-Tax or QMAC Account to reduce his indebtedness unless, as of the date of foreclosure, the Borrower has reached age 59 1/2, retired, terminated his employment with the Employer, or suffered a Total Disability, or is eligible to withdraw his Accounts because one of the events described in Section 13.9 has occurred. This restriction shall not apply in the case of foreclosure upon the security of a Borrower who is the beneficiary of a deceased Participant.


  XVII. Effective January 1, 1995, Section B.4(a) of Appendix B is amended to provide as follows:
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                (a)  A Participant's Annual Additions shall in no event exceed the lesser of:

                     (1)  $30,000, or

                     (2) twenty-five percent (25%) of such Participant's Limitation Compensation for the Limitation Year.



  XVIII.   Effective December 1, 1997, Appendix E is amended in its entirety by replacing it with the restated Appendix E attached hereto.

  IN WITNESS WHEREOF, IKON has authorized its duly appointed officers to execute this Amendment No. 9 this 14th day of April, 1998.

                                             IKON OFFICE SOLUTIONS, INC.



                                             By:____________________________


Attest:____________________________
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                                  APPENDIX E

                      QUALIFIED NONELECTIVE CONTRIBUTIONS
                                      AND
                       QUALIFIED MATCHING CONTRIBUTIONS
                     ------------------------------------



  E.1  QNECs and QMACs.  If the Administrator determines that the Plan does not
       ---------------
satisfy the ADP Test and/or the ACP Test, it may recommend that the Employer make Qualified Nonelective Contributions and/or Qualified Matching Contributions on behalf of all or a selected group of non-highly compensated Eligible Employees. Any such contributions that the Employer makes shall be allocated in accordance with Section E.2.

  E.2  Allocation to Accounts.
       ----------------------

       (a) (1) Qualified Nonelective Contributions shall be allocated to the Before-Tax Accounts of "eligible individuals" (as defined in paragraph (2)). Qualified Nonelective Contributions shall be allocated in the proportion that a given eligible individual's Compensation for the Plan Year for which the Qualified Nonelective Contributions are made bears to the sum of the Compensation of all eligible individuals for such Plan Year. (2) For the purpose of this Subsection, an individual shall be an "eligible individual" if, with respect to the Plan Year for which the Qualified Nonelective Contributions are made, he (A) is an Eligible Employee, (B) is not a Highly Compensated Employee, and (C) is designated by the Administrator to receive an allocation of Qualified Nonelective Contributions.

       (b) (1) Qualified Matching Contributions shall be allocated to the QMAC Accounts of the individuals who are "eligible Participants" (as defined in paragraph (2)). Qualified Matching Contributions shall be allocated in the proportion that a given eligible
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Participant's Salary Reduction Savings for the Plan Year for which the Qualified
Matching Contributions are made bears to the sum of the Salary Reduction Savings of all eligible Participants for such Plan Year.

            (2) For the purpose of this Subsection, a Participant shall be an "eligible Participant" if, with respect to the Plan Year for which the Qualified Matching Contributions are made, he (A) is a Participant, (B) is not a Highly Compensated Employee, and (C) is designated by the Administrator to receive an allocation of Qualified Matching Contributions.

  E.3  Use of QNECs and QMACs.
       ----------------------
       (a) Qualified Nonelective Contributions and/or Qualified Matching Contributions shall be used to help the Plan satisfy the ADP Test by increasing the Individual Deferral Percentages (and, thus, the Actual Deferral Percentage) of the non-highly compensated Eligible Employees. As provided in Section A.3(b)(2), Qualified Nonelective Contributions and Qualified Matching Contributions included in the numerator of an Eligible Employee's Individual Deferral Percentage shall in no event be included in the numerator of his Individual Contribution Percentage.

       (b) Qualified Matching Contributions and/or Qualified Nonelective Contributions shall be used to help the Plan satisfy the ACP Test by increasing the Individual Contribution Percentages (and, thus, the Actual Contribution Percentage) of the non-highly compensated Eligible Employees. As provided in Section A.6(b)(2), Qualified Matching Contributions and Qualified Nonelective Contributions included in the numerator of an Eligible Employee's Individual Contribution Percentage shall in no event be included in the numerator of his Individual Deferral Percentage.